UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 12, 2007
Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA	19044

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On December 12, 2007, the Board of Directors of Toll Brothers, Inc. (the “Corporation”) amended Article V, Sections 5-1 and 5-3 of the By-laws of the Corporation to allow for the issuance and transfer of uncertificated shares. The amendments ensure that the Corporation’s listed securities are eligible to participate in the Direct Registration System, as required by the regulations of the New York Stock Exchange. The Direct Registration System allows stockholders to have securities registered in their names without the issuance of physical certificates and to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The amendments to the By-laws also provide that each registered stockholder shall be entitled to a stock certificate upon written request to the transfer agent or registrar of the Company. This summary of the amendments to the Corporation’s By-laws is qualified in its entirety by reference to the full text of the amendment to the By-laws, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
(c). Exhibits.
     The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit
No.	Item

3.1*	Amendment to the By-Laws of Toll Brothers, Inc. dated December 12, 2007.
* Filed electronically herewith.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.
Dated: December 17, 2007	By:	Joseph R. Sicree
Joseph R. Sicree
Senior Vice President, Chief Accounting Officer